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                            CITYSCAPE FINANCIAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE

Exhibit 11.1

                                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                        JUNE 30,                             JUNE 30,
                                                            ------------------------------      ------------------------------
                                                               1998 (1)          1997 (2)          1998 (1)         1997 (2)
                                                            ------------      ------------      ------------      ------------
Earnings (loss) from continuing operations                 $(35,888,488)     $  7,474,266      $(87,070,887)     $ 14,960,361
Preferred stock dividends                                     (2,090,723)       (1,066,874)       (3,661,079)       (1,066,874)
Preferred stock default payments                              (4,805,442)               --        (7,822,216)               --
                                                            ------------      ------------      ------------      ------------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                   (42,784,653)        6,407,392       (98,554,182)       13,893,487
Earnings (loss) from discontinued operations                          --        (3,462,789)               --         5,845,907
                                                            ------------      ------------      ------------      ------------
NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK              $(42,784,653)     $  2,944,603      $(98,554,182)     $ 19,739,394
                                                            ------------      ------------      ------------      ------------
ADJUSTMENT TO NET EARNINGS (LOSS):
   Add:  After-tax interest expense from Convertible
                Debentures                                            --                --                --                --
         Preferred stock dividends                                    --                --                --                --
                                                            ------------      ------------      ------------      ------------
   TOTAL ADJUSTMENTS                                                  --                --                --                --
                                                            ------------      ------------      ------------      ------------
Earnings (loss) applicable to common stock                  $(42,784,653)     $  6,407,392      $(98,554,182)     $ 13,893,487
Earnings (loss) from discontinued operations                          --        (3,462,789)               --         5,845,907
                                                            ------------      ------------      ------------      ------------
ADJUSTED NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK     $(42,784,653)     $  2,944,603      $(98,554,182)     $ 19,739,394
                                                            ============      ============      ============      ============
WEIGHTED AVERAGE COMMON SHARES                                57,051,065        30,718,839        52,341,068        30,224,293
Effect of dilutive securities:
     Warrants                                                         --                --                --                --
     Stock options                                                    --           984,886                --         1,034,242
     Convertible preferred stock                                      --                --                --                --
     Convertible Debentures                                           --                --                --                --
                                                            ------------      ------------      ------------      ------------
ADJUSTED WEIGHTED AVERAGE COMMON SHARES                       57,051,065        31,703,725        52,341,068        31,258,535
                                                            ============      ============      ============      ============
EARNINGS (LOSS) PER COMMON SHARE:
  BASIC
    Continuing operations                                   $(      0.75)     $       0.21      $(      1.88)     $       0.46
    Discontinued operations                                           --             (0.11)               --              0.19
                                                            ------------      ------------      ------------      ------------
       NET (LOSS) EARNINGS                                  $(      0.75)     $       0.10      $(      1.88)     $       0.65
                                                            ============      ============      ============      ============
  DILUTED
    Continuing operations                                   $(      0.75)     $       0.20      $(      1.88)     $       0.44
    Discontinued operations                                           --             (0.11)               --              0.19
                                                            ------------      ------------      ------------      ------------
       NET (LOSS) EARNINGS                                  $(      0.75)     $       0.09      $(      1.88)     $       0.63
                                                            ============      ============      ============      ============

(1) For the three and six months ended June 30, 1998, the incremental shares from assumed conversions are not included in computing the diluted share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share.

(2) For the three and six months ended June 30, 1997, the effect of the Convertible Debentures and convertible preferred stock are antidilutive and are not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.